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                                                                     Exhibit 5.1

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP

                              41 South High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                               Fax: (614) 227-2100


                                November 8, 1999


State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215

          Re:  Registration Statement on Form S-3
               State Auto Financial Corporation 1998 State Auto Agents' Stock Option Plan (the "Plan")

Ladies and Gentlemen:

          We have acted as counsel for State Auto Financial Corporation, an Ohio corporation ("State Auto"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by State Auto with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 400,000 shares of State Auto Common Stock, without par value (the "Shares"), to be issued under the Plan.

          In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

          Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,

                                     /s/ Porter, Wright, Morris & Arthur  LLP

                                     PORTER, WRIGHT, MORRIS & ARTHUR LLP